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EXHIBIT 10.1

                                     (logo) CHASE

THE CHASE MANHATTAN BANK                                   CAROLYN B. LATTANZI
395 North Service Road, Suite 302                          Vice President
Melville, NY  11747-3142                                   Nassau Middle Market
Tel 516-755-5163
Fax 516-755-0152







September 29, 1997

Mr. Stephen Katz
Chairman of the Board/Chief Executive Officer
CELLULAR TECHNICAL SERVICES COMPANY, INC.
2401 Fourth Avenue
Seattle, Washington  98121

Dear Steve,

We are pleased to advise you that based upon your annual financial statements for the fiscal year ending December 31, 1996, The Chase Manhattan Bank (the "Bank") has approved your request for a secured line of credit for Cellular Technical Services Company, Inc., in the aggregate amount of $5,000,000. The line of credit will be secured by a first priority perfected security interest in all personal property of Cellular Technical Services Company, Inc. Our officers may, at their discretion, make short-term loans to Cellular Technical Services Company, Inc., on such terms as are mutually agreed upon between us from time to time.

Borrowings under this line of credit are intended to be used to meet your normal short-term working capital needs and will bear interest at 3/4% over our prime rate. This line of credit has an associated administration fee of $4,000, payable in advance.

It is a condition that all outstandings under the line be repaid for a consecutive 30 day period before the expiration date of this line.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information, which information will be furnished to the Bank as it may from time to time reasonably request. This line of credit expires on June 30, 1998.

We are pleased to be of service and trust you will call upon us to assist in any of your banking requirements.


Very truly yours,

/s/ Carolyn B. Lattanzi